Exhibit 99.1

                        Bagell, Josephs & Company, L.L.C.
                          Certified Public Accountants
                               High Ridge Commons
                                 Suites 400-403
                           200 Haddonfield Berlin Road
                           Gibbsboro, New Jersey 08026
                        (856) 346-2828 Fax (856) 346-2882


August 30, 2002


The Securities and Exchange Commission


Dear Sir or Madam:


We hereby confirm that the Form 10-KSB for Vacation Ownership Marketing, Inc. (The "Company") cannot be filed timely without unreasonable effort or expense. As the Company's independent auditors, we will not be able to complete the Company's consolidated financial statements on or before the date the Form 10-KSB must be filed because the Company is waiting for third party confirmations and information to complete these statements.


Sincerely,
/s/ NEIL I. LEVINE

Neil I. Levine
Certified Public Accountant


cc:      Vacation Ownership Marketing, Inc.
         Gibson, Dunn & Crutcher, L.L.P.






















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